Exhibit 10.1

Commercial House Leasing Contract

Party A (Lessor):	Wang Chenggang, Xu Fang, Bao Zongfa, Xie Qingshou

Party B (Lessee):	Fuzhou Yukai Trading Co., Ltd. Tel.: 87533121

Clause 1	House leased: Room 909, 910 and 911, Xinya Building, No. 121, Dongjie Sub-district, Gulou District, Fuzhou; total area: 195.82 square meters.

Clause 2	Lease term: from May 1, 2021 to May 31, 2023.

Clause 3	The rent is 9,000 yuan/month, which shall be remitted by Party B into Party A's account (China Construction Bank, account name: Wang Chenggang,) on the 5th day of each month

Clause 4	Party B shall pay water and electricity charges, television fees, sanitation fees, property management fees and all taxes and charges incurred by the House leased (all taxes and fees payable by Party A according to laws and regulations shall be borne by Party B).

Clause 5	The House leased is used for office space.

Clause 6	Party B shall pay a lump sum of CNY SEVEN THOUSAND EIGHT HUNDRED ONLY (¥ 7,800.00) as the guarantee deposit on the date of signature, and Party A shall issue a receipt to Party B; in case Party B violates the provisions of this contract, Party A shall be entitled to terminate this contract and take back the House leased, without refunding the guarantee deposit. Party B shall take good care of the House and its equipment. Upon expiration of the lease term, Party B shall return the House in its status after decoration. In case of any damage, Party B shall repair it or make compensation according to the cost before Party A refunds the deposit.

Clause 7	Party B shall not sublet or lend the House to others without the written consent of Party A.

Clause 8	Where Party B intends to renew the lease of the House, Party B shall renew the written leasing contract with Party A within 60 days before the lease term is expired, otherwise it shall be deemed that Party B will not renew the lease.

Clause 9	This contract is made in duplicate, one for each party, both of which shall come into force after being signed.

Party B: Fuzhou Yukai Trading Co., Ltd.
Party A:
Contact information: Wang Chenggang Bao Zongfa	Contact information: Xiong Cuihua
Signed on May 1, 2021	Signed on May 1, 2021